QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.23

EXECUTION COPY

JOINT VENTURE AGREEMENT

LECG, LLC
as LECG

and

LECG Korea, LLC
as the Company

and

The Individuals listed on Exhibit I
collectively as the K&C Member

Dated as of July 19, 2003

JOINT VENTURE AGREEMENT

        THIS JOINT VENTURE AGREEMENT (the "Agreement"), dated effective as of July 19, 2003, is made and entered into by and among:

        LECG, LLC, a limited liability company duly organized and existing under the laws of the State of California of the United States of America and having its registered head office at 2000 Powell Street, Suite 600, Emeryville, CA 94608, U.S.A. ("LECG"), which has been the sole member of LECG Korea, LLC prior to the date of this Agreement.

        LECG Korea, LLC, a limited liability company duly organized and existing under the laws of Korea, having its registered head office at POSCO Center Building, 11th Floor, 892 Daechi4-Dong, Kangnam-Gu, Seoul, Korea 135-777 (the "Company").

        The individual persons listed in Exhibit I attached hereto, who are members of Kim & Chang, a Korean law firm whose main office is located at Seyang Building, 223, Naeja-Dong, Chongro-Ku, Seoul, Korea 110-720 ("K&C") and who will become the new members in the Company (such persons to be referred to collectively as the "K&C Member").

        (LECG, the Company, and the K&C Member, each acting on its own behalf are hereinafter referred to individually as a "Party" and collectively as the "Parties".)

WITNESSETH THAT:

        WHEREAS, the Company was incorporated on November 1, 2002 by capital contribution by LECG;

        WHEREAS, LECG currently owns 56,131 units of contribution ("Shares") of the Company, representing 100% of the total outstanding Shares issued by the Company as of the date of this Agreement;

        WHEREAS, LECG is a leading global economic and financial consulting services firm in areas where sophisticated economic and financial analysis is required, in particular in connection with the legislation and application of economic laws and regulations and related legal disputes;

        WHEREAS, K&C, founded in 1972, is Korea's leading law firm providing a wide range of legal services to local and foreign clients;

        WHEREAS, LECG and the K&C Member desire to jointly invest in and run the Company in Korea to engage in the economic and financial consulting service business in the Company's Territory (as defined below;

        WHEREAS, contemporaneous herewith, the Parties are entering into a Share Subscription Agreement (as defined below), pursuant to which, among other things, subject to the terms and conditions set forth therein, the K&C Member will purchase certain Shares of the Company; and

        WHEREAS, the Parties intend this Agreement to govern the corporate governance, ownership, management, business, and other policy matters of the Company.

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1
General    Any reference herein to any Article, Section, Subsection, Paragraph or Clause, or Exhibit or Schedule shall refer to such Article, Section, Subsection, Paragraph or Clause of, or Exhibit or Schedule to, this Agreement. The words "herein," "hereof" and "hereunder," and words of the like, shall refer to this Agreement as a whole and not to any particular provision hereof.

1.2
Certain Definitions    The capitalized terms defined in this Article shall have the following meanings ascribed to them whenever they are used in this Agreement, unless otherwise clearly indicated by the context.

        "Affiliate" shall mean any Person now existing or hereafter created, which, directly or indirectly Controls, is Controlled by or is under direct or indirect common Control with such person.

        "Annual Business Plan" shall mean a document containing the plans, projections, and budgets for the business of the Company for each fiscal year, as prepared annually (and as modified from time to time) by the management of the Company pursuant to 8.2 and approved by the Board with Requisite Director Approval.

        "Articles of Incorporation" means the articles of incorporation of the Company, including all amendments thereto and restatements thereof.

        "Board" means the board of directors of the Company with the composition specified in Section 9.2.

        "Company's Territory" means Korea.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of the Person, by contract or otherwise.

        "Deadlock" means a situation in which:

  (a)
  an agenda item has been proposed at a meeting of the Board or at a meeting of the Shareholders;

  (b)
  the said agenda item has not been passed at such meeting by reason of an inability to obtain the necessary vote as specifically required under Article 9; and

  (c)
  the said proposed agenda item has not been withdrawn by the proposing party ("Proposing Party") and is not resolved by the Board or the Shareholders, as the case may be, within ninety (90) days (or such reasonable shorter time period as requested by the Proposing Party) of the first meeting of the Board or Shareholders at which it was proposed; provided, however, that a Deadlock shall not be deemed an Event of Default hereunder and shall not include (i) any matters for which the K&C Member or LECG has Shareholder approval rights under this Agreement or the Share Subscription Agreement, and for which the K&C Member or LECG has not provided the requisite approval in accordance with the applicable terms of this Agreement or the Share Subscription Agreement; and (ii) any resolution contrary to or in conflict with the terms of this Agreement, the Share Subscription Agreement, or the Articles of Incorporation.

        "Director" or "Directors" means a director or directors of the Company.

        "Event of Default" shall be deemed to have occurred when any one or more of the Parties hereto is in material breach of its representations, warranties, obligations, and covenants under this Agreement, the Share Subscription Agreement, or any of the agreements entered into or to be entered into by and among all or some of the Parties hereto, and such breach shall not have been remedied within sixty (60) days after written notice thereof shall have been given to such Party. It shall also mean the occurrence of any event enumerated in Article 12.

        "Excluded Shares" shall mean Shares of the Company that are not subject to Pre-emptive Rights under Section 5.1 and shall include:

  (a)
  Shares not subject to Pre-emptive Rights as determined by Requisite Shareholder Approval;

  (b)
  Shares issued pursuant to the Share Subscription Agreement;

  (c)
  Shares issued pursuant to the acquisition of another corporation or entity by the Company by merger, purchase or all or substantially all of the assets or other reorganization whereby the Company shall become the owner of more than fifty percent (50%) of the voting power of such corporation or entity;

  (d)
  Performance Bonus Shares described in Section 5.1.3 and Shares issued to Dr. Kyung Soon Song pursuant to 5.1.3; and

  (e)
  Shares issued in connection with any Share split, Share dividend or reclassification of Shares distributable on a pro rata basis to all holders of Shares.

        "Financial Year" means the financial year of the Company, which shall end on December 31 of each year.

        "Government Approval" means any approval or authorization of, or confirmation, report and acceptance thereof, or consent to any action to be taken by either Party, together with such licenses, permits, or other certifications reasonably required for said action, all as the Law may require to be obtained with such action from the Governmental Body. Whenever, any form of the Government Approval is used herein, it shall be interpreted and construed to include the requirement that such Government Approval be in the form and substance acceptable to the Parties.

        "Governmental Body" means any national, regional, municipal, county or other governmental, quasi-governmental, administrative or regulatory authority, body, agency, court, arbitral tribunal, commission, Seoul Bar Association, or other similar entity (including any branch, department or official thereof) in Korea or elsewhere.

        "KCC" means the Korean Commercial Code.

        "Korea" means the Republic of Korea.

        "Korean GAAP" means generally accepted accounting principles in Korea.

        "Law" means any federal, state, national, regional, local, municipal, foreign, international, multinational, or other constitutional law, rule, standard, requirement, administrative ruling, order, ordinance, legal doctrine, code, regulation, statute, treaty or process, made or rendered by any Governmental Body; and any award, decision, injunction, judgment, decree, settlement, order, process, ruling, subpoena or verdict (whether temporary, preliminary or permanent) entered, issued, made or rendered by any court, administrative agency, arbitrator, or Governmental Body.

        "Person" means any natural person, corporation, company, limited liability company, foundation, association, partnership, firm, joint venture, trust, unincorporated association, Governmental Body.

        "Positive Cash Flow" means positive cash flow from Company operations as reported in a statement of cash flows of the Company prepared in accordance with Korean GAAP.

        "Requisite Director Approval" means the affirmative vote of any five (5) Directors.

        "Requisite Shareholder Approval" means the approval of LECG and the K&C Member.

        "Share Subscription Agreement" means the Share Subscription Agreement attached hereto as Exhibit III and entered into concurrently herewith among LECG, the Company, and the members of K&C who collectively hereunder comprise the K&C Member, including all amendments thereto and restatements thereof.

        "Services" means such services as listed in Article 7.1.3 of this Agreement. Any new range of services other than those listed in Article 7.1.3 shall be mutually agreed in writing by the Parties, taking into account economical feasibility and profitability of such services.

        "Shareholder" or "Shareholders" means (i) "member(s)" or "unitholder(s)" of the Company, for so long as they remain members of the Company, and (ii) any other Person who becomes a member of the Company in accordance with the terms of this Agreement and executes an Undertaking, for so long as such Person remains a member or a unitholder of the Company.

        "Shares" or "Share" means units of contribution, each having a par value of five thousand (5,000) Won, in the unit capital of the Company and any other equity securities of the Company that may be created from time to time subject to the Requisite Shareholder Approval required hereunder.

        "Undertaking" means a deed of undertaking which any transferor of Shares or the Company, as the case may be, shall cause any other Person acquiring Shares of the Company, as a condition of such acquisition, to furnish to the other Shareholders and the Company evidencing that Person's agreement to comply with and be bound by all provisions of this Agreement. In addition, any transferor of Shares shall (so long as it owns any Shares) be responsible to the other Shareholders in respect of such third party purchaser, to secure complete and timely compliance of the provisions of this Agreement by such third party purchaser.

        "Won" or "KRW" means Korean Won, the lawful currency of the Republic of Korea.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

        Each Party hereto (including, with respect to the K&C Member, each Shareholder who comprises the K&C Member) represents, severally and not jointly, to the other Party hereto that:

2.1
Power and Authority    Such Party has the full power and authority to enter into, execute and deliver this Agreement and to perform the transactions contemplated hereby and, if such Party is not a natural Person, that such Party is duly incorporated or organized and existing under the Law of the jurisdiction of its incorporation or organization and that the execution and delivery by such party of this Agreement and the performance by such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of such Party;

2.2
Enforceability    This Agreement constitutes a legal, valid, and binding obligation of each Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditors' rights generally; and

2.3
No-Conflict    The execution, delivery and performance of this Agreement by such Party and the consummation of the transactions contemplated hereby will not (i) violate any provision of the organizational or governance document, such as articles of incorporation and by-laws, of such Party; (ii) require such Party to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body in such Party's country of organization or any other Person pursuant to any instrument, contract or other agreement to which such Party is a party or by which such Party is bound, other than an approval of the Seoul Bar Association or an approval that has already been obtained; (iii) conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute a default under, any instrument, contract or other agreement to which such Party is a party or by which such party is bound that, if not cured, would have a material adverse effect on such Party or its financial condition; or (iv) violate any Law of such Party's country of organization or any other country in which it maintains its principal office.

ARTICLE 3
COMPLIANCE WITH AGREEMENTS

3.1
Compliance with this Agreement and Share Subscription Agreement

3.1.1
Compliance by Shareholders    Each of the Shareholders hereby covenants to the other Shareholders that it shall vote its Shares, at any meeting of the Shareholders, and shall take any actions necessary, to give effect to the provisions of this Agreement and the Share Subscription Agreement.

3.1.2
Compliance by the Company    Each of the Shareholders hereby covenants to the other Shareholders that insofar as within its power it will take and do all necessary steps and actions or otherwise act to ensure that the Company properly and duly performs its obligations under this Agreement and the Shareholder Subscription Agreement.

3.1.3
Government Approval    Each of the Shareholders hereby covenants to the other Shareholders that it will make every necessary application with and notification to the appropriate Governmental Body and provide the other Shareholders with such reasonable assistance as may be requested by the other Shareholders regarding the same, for any and all required or appropriate Government Approval with respect to this Agreement and the Share Subscription Agreement.

3.2
Share Subscription Agreement    Concurrently with the execution and delivery of this Agreement, the Parties shall execute and deliver the Share Subscription Agreement.

3.3
Impact of Share Subscription Agreement Terminated.    If the Share Subscription Agreement is terminated for any reason, this Agreement shall automatically terminate without prejudice to any rights or remedies that any Party may have under the Law, this Agreement, or the Share Subscription Agreement.

3.4
Further Assurances    Each Party shall execute all required and necessary documents and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the Share Subscription Agreement, and the transactions contemplated hereby and thereby.

3.5
Service Agreement    The Parties agree that, concurrently with the execution of this Agreement, the Company shall enter into a service agreement with Dr. Kyung Soon Song as the Representative Director of the Company in the form of Exhibit II attached hereto.

ARTICLE 4
SHARE CAPITAL OF THE COMPANY

4.1
Par Value of Share    The par value of Shares issued by the Company shall be five thousand (5,000) Won per Share.

4.2
Paid-In Share Capital    Upon closing of the Share Subscription Agreement, the total par value of the Shares of the Company shall be 561,310,000 Won.

4.3
Shareholding Structure    Upon closing of the Share Subscription Agreement and after giving effect to the provisions of 5.1.3.1 hereof, the number of Shares issued and outstanding to each of LECG and collectively to the K&C Member, the number of Shares reserved for the Performance Bonus

  Shares, and the relative percentage interests of LECG, the K&C Member and the Performance Bonus Shares shall be as follows:

LECG:	56,131 Shares	50%
K&C Member:	56,131 Shares	50%
Total:	112,262 Shares	100%

  The number of Shares held by each Shareholder who comprises the K&C Member shall be set forth next to such Shareholder's name on Exhibit I.

4.4
No Further Commitment    The Shareholders may make additional expenditures of funds, inject additional capital into the Company, incur other liabilities to the Company or provide guarantees or other forms of financial support for the Company with the Requisite Shareholder Approval.

ARTICLE 5
PRE-EMPTIVE RIGHTS AND PERFORMANCE BONUS SHARES

5.1
Pre-emptive Rights    The Shareholders shall have rights (the "Pre-emptive Rights") to subscribe for any new Shares and any rights, options or warrants to purchase Shares of any type whatsoever that are or may become convertible into Shares of the Company ("New Shares") (but not any Excluded Shares) in accordance with their respective shareholding ratio, which the Company may, from time to time, propose to issue and sell, in the manner specified below:

5.1.1
Exercise of Pre-emptive Rights    If the Company proposes to issue any New Shares that are not Excluded Shares:

5.1.1.1
New Issuance Notice    The Company shall give each Shareholder prior written notice of such issuance (each a "New Issuance Notice"), specifying (i) the number, type, and terms of the New Shares to be issued, (ii) the consideration to be received by the Company in connection with the proposed issuance, (iii) the method of payment of the consideration; and (iv) each Shareholder's pro rata share of the New Shares.

5.1.1.2
Subscription for New Shares    Within thirty (30) days of receipt of the New Issuance Notice, each Shareholder shall notify the Company of its decision as to whether such Shareholder will exercise its Pre-emptive Rights in respect of all or some portion of such New Shares.

5.1.1.3
Sale of New Shares.    In the event a Shareholder fails to exercise the above rights within said 30-day period, the Company shall, subject to consent of all Shareholders, have 120 days thereafter to sell the New Shares with respect to which any such Shareholder's Pre-emptive Right was not exercised, at a cash or cash equivalent price and upon general terms no more favorable to the purchasers thereof than specified in the New Issuance Notice. In the event the Company has not sold the New Shares within said 120-day period, the Company shall not thereafter issue or sell any New Shares, without first offering a portion of such securities to the Shareholders pursuant to this 5.1.

5.2
Performance Bonus Shares.

5.2.1
Performance Bonus Pool    Upon the Company's achievement of Positive Cash Flow on a quarterly basis for four (4) consecutive quarters, LECG and the K&C Member will, subject to the Requisite Shareholder Approval, transfer to Dr. Kyung Soon Song, as a performance bonus, a number of their voting Shares of the Company equivalent to ten percent (10%) of the Company's outstanding Shares. Furthermore, concurrently herewith, LECG and the K&C Member, subject to Requisite Shareholder Approval, shall create a performance bonus pool of new Shares equivalent to fifteen percent (15)% of the then outstanding Shares of the Company after the closing of the Share Subscription Agreement (the "Performance Bonus Shares"). The Performance Bonus Shares will be available for distribution over a five (5) year period to experts engaged by the Company once (i) the Company has achieved Positive Cash Flow on a quarterly basis for eight (8) consecutive quarters and (ii) the Company's capital account is positive. Dr. Kyung Soon Song, subject to Requisite Shareholder Approval shall determine the allocation of the Performance Bonus Shares among the experts engaged by the Company. Without limiting the foregoing, the Parties will continue to explore alternative structures to permit the transfers of Shares to Dr. Kyung Soon Song and to the Company's other experts in a tax efficient manner.

  5.2.2
  Undertaking    Dr. Kyung Soon Song and any Person receiving Performance Bonus Shares pursuant to Section 5.1.3.1 above shall furnish an Undertaking to the Shareholders and the Company upon receipt of such Shares.

5.3
Capitalizing Cost    Any stamp duty or other fee or registration tax payable in respect of any issuance of New Shares or Performance Bonus Shares shall be borne by the Company.

ARTICLE 6
TRANSFER OF SHARES

6.1
No Assignment or Sale    Without the Requisite Shareholder Approval, no Shareholder may assign, sell, or otherwise dispose of all or part of its Shares to any third party; provided however, that among the Shareholders who comprise the K&C Member, Shares may be freely transferred. The Parties agree to amend and execute all documents necessary to effect any such permitted transfers.

6.2
No Pledge    No Shareholders shall pledge or hypothecate the Shares nor otherwise use them as collateral nor for any other purpose which could result in an involuntary transfer of such Shares to third parties, unless Requisite Shareholder Approval to such pledge has been received in writing.

6.3
Undertaking    If any Shares are transferred to a Person who is not a Shareholder, the transferor shall cause said Person acquiring such Shares, as a condition of such acquisition, to furnish an Undertaking to the other Shareholders and the Company. In addition, the transferor shall, so long as it owns any Shares, be responsible to the other Shareholders in respect of such Person, to secure complete and timely compliance of the provisions of this Agreement by such Person.

ARTICLE 7
CORPORATE GOVERNANCE

7.1
Organization

7.1.1
Form of Organization    The form of organization of the Company is a Yuhan Hoesa spelled phonetically in Korean, in accordance with the KCC.

7.1.2
Trade Name    The name of the Company is "LECG Korea, LLC." So long as this Agreement is in effect and the Company legally remains in existence, LECG hereby grants to the Company a royalty free license (the "License") to use the name "LECG." At such time as the Company no longer legally exists or this Agreement is terminated for any reason, the License will automatically terminate; provided, however that LECG will have the option following the termination of this Agreement to permit the Company to continue to use the name "LECG" on license terms to be mutually agreed upon by LECG and the Company.

7.1.3
Authorized Business    The scope of the Company's Services shall consist of consulting and advisory services generally including, without limitation:

(a)
analysis and advisory services relating to finance or economy;

  (b)
  analysis and advisory services relating to management, accounting, and taxation;

  (c)
  consultation and provision of materials or information needed for the foregoing objectives (a) and (b); and

  (d)
  other necessary or incidental business related to the foregoing objectives (a), (b) and (c).

7.2
Articles of Incorporation

7.2.1
Adoption    The Articles of Incorporation of the Company shall be amended as set forth in the Share Subscription Agreement.

7.2.2
Discrepancies    The Parties agree that the rights and obligations of the Shareholders shall be governed by the terms and conditions of this Agreement and the Share Subscription Agreement. To the extent any of the provisions of this Agreement and the Share Subscription Agreement conflict with any of the provisions of the Articles of Incorporation or any non-mandatory provisions of applicable Law, the Shareholders shall, and shall cause the Company to give priority to the provisions of this Agreement and the Share Subscription Agreement and to promptly take all necessary actions to amend the Articles of Incorporation to conform to the provisions of this Agreement and the Share Subscription Agreement to the extent permitted by applicable Law.

ARTICLE 8
BUSINESS COVENANTS

8.1
Operational Relationship    The purpose of the operation of the Company is for LECG and K&C to carry out such authorized business as set forth in Article 7.1.3 for their mutual benefit in the Company's Territory. Notwithstanding any broad objectives of the Company set forth in this Agreement, the operational relationship between LECG and K&C will take several forms to support the Company's business growth as well as development of business synergies between LECG and K&C. Each Party will make its best efforts to maximize the synergistic benefits to all Parties. Non-binding examples of activities that could be taken by each Party are illustrated below for reference.

8.1.1
LECG's Activities    The activities that LECG could engage in to further the proposed operational relationship include, but are not limited to, activities to:

(a)
Ensure the smooth transition of the Company from a start-up company to a fully functioning, sound business entity by providing support to consolidate basic business and operational infrastructure in line with LECG's business modality, making LECG's business tools, network, and facilities available to the Company to ensure its full linkage with LECG and its Affiliated companies at all times; provided, however, that commensurate with the growth potential of the Company, the Parties expect and agree that responsibility for the Company's accounting functions will be transitioned from LECG to the Company as quickly as possible following the execution of this Agreement;

(b)
Assist the Company in originating projects by permitting the Company to utilize LECG's client lists to identify those existing clients of LECG whose business or legal needs may be served by the Company.;

(c)
Engage experts at the Company to work on assignments developed by other LECG Affiliates outside Korea;

(d)
Introduce K&C to LECG's clients who are interested in Korean business or require legal services in Korea where it is in the best interests of the clients; and

  (e)
  Engage K&C as legal counsel in all matters relating to the Company in connection with Korean business, as appropriate.

  8.1.2
  K&C's Activities    The activities that K&C could engage in to further the proposed operational relationship include, but are not limited to, activities to:

  (a)
  Use the Company as a linkage to have access to institutional knowledge, precedents, and memory of LECG on similar legal cases that K&C deals with, and identify and engage experts working at LECG or its Affiliates;

  (b)
  Identify and engage experts working at the Company or at LECG or its Affiliates in connection with legal matters handled by K&C and use the expertise and resources of the Company and LECG to actively provide better legal services tailored to each client's specific needs and problems in view of the rapidly changing legal service industry and business environment in Korea, in particular by providing sophisticated economic and financial assessment, whenever needed;

  (c)
  Introduce LECG and the Company to those of K&C's clients requiring services in the line of the Company's and LECG's business, particularly those who are involved in legal or business disputes in Korea;

  (d)
  Expand the geographical scope of certain services at K&C through the Company (e.g., expansion of transfer pricing service to other countries); and

  (e)
  Recommend the use of the services of LECG and the Company, as appropriate and where it is in the best interests of K&C's clients.

  8.1.3
  The Company's Activities    The activities that the Company could engage in to further the proposed operational relationship include, but are not limited to, activities to:

  (a)
  Coordinate the development of business synergies and opportunities for both LECG and K&C in Korea and elsewhere, with the understanding that with respect to matters referred by the Company to LECG, the Company will be compensated by LECG on a "finder's fee" basis, the terms of which shall be negotiated by the Company and LECG;

  (b)
  Maintain a close business interface with K&C to provide advice and assistance in identifying experts and expertise relating to specific cases where sophisticated economic and financial assessment is useful or necessary;

  (c)
  Maintain through the LECG network a channel for K&C to obtain useful information and reference cases in other countries with due regard to specific economic work done to support such cases;

  (d)
  Refer any of its clients to K&C for legal services when appropriate and where it is in the best interests of the Company's clients; and

  (e)
  Achieve earnings, before interest and taxes, which exceed at least 25% of the Company's revenues.

  8.1.4
  Non-Binding Obligations    For clarity, none of the actions and activities listed in 8.1 (except for this 8.1.4) shall be legally binding and all actions and activities undertaken to further the proposed operational relationship between the Parties shall at all times be guided by and be subject to the best interests of the Parties' respective clients. In all circumstances, the Parties' respective clients shall, in their sole discretion, determine whether another Party's services should be used. In the event of a conflict between a client of LECG and a proposed client of the Company, the Company and LECG shall use commercially reasonable efforts to resolve such conflict in accordance with LECG's standard engagement practices and policies. In no event, shall any non-compliance of 8.1 (except for non-compliance with this 8.1.4) be deemed a breach of this Agreement by any Party nor constitute a cause for the termination of this Agreement.

8.2
Annual Business Plan    The Representative Director shall, not less than sixty (60) days before the end of each Financial Year, submit a draft of the Annual Business Plan to the Board for review and Requisite Director Approval. The Shareholders agree that the direction and management of the Company will be carried out in a manner consistent with the then current Annual Business Plan and the Representative Director shall be responsible for the implementation of the approved Annual Business Plan.

8.3
Exclusive Vehicle    The Parties understand that the Company shall be the exclusive vehicle through which LECG or the K&C Member may make an equity investment to engage directly or indirectly in the Services of the Company's Territory. Accordingly, during the term of this Agreement, neither LECG (including its Affiliates) nor the K&C Member shall have any direct or indirect interest as a legal or beneficial owner, joint venture, or partner, in any facility, entities, business, or enterprise providing the same Services in the Company's Territory. Without limiting the foregoing, LECG, the K&C Member and the Company may all engage in business, directly and indirectly, on a non-exclusive basis in Asian countries outside the Company's Territory.

ARTICLE 9
MANAGEMENT OF THE COMPANY

9.1
Meetings and Resolutions of Shareholders

9.1.1
Convocation    The Board shall decide the time and place for convening all general meetings of Shareholders ("Shareholders Meeting"), subject to the Articles of Incorporation, except where Korean Law provides otherwise. An ordinary Shareholders Meeting shall be held within three (3) months after the end of each Financial Year. An extraordinary Shareholders Meeting may be held at any time and place (either in or outside of Korea) in compliance with resolutions of the Board, the Articles of Incorporation, and applicable requirements of Korean Law. Any Shareholders Meeting may be convened by telephone or audio-visual conferencing facilities in addition to or in lieu of meeting in person.

9.1.2
Notice    In convening a Shareholders Meeting, personal notice thereof shall be given at least fourteen (14) days prior to the date set for such meeting to the Shareholders and other Persons entitled to receive notice; provided, however, that the above period may be shortened or waived with the Requisite Shareholder Approval. The notice shall state the agenda of the meeting, the time, and place (either in or outside of Korea) where the meeting will be held. Attendance at a Shareholder's Meeting shall constitute a waiver of notice of such meeting, except where a Shareholder attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

9.1.3
Chairman of the Shareholders Meeting    The Representative Director of the Company shall convene and preside at the Shareholders Meeting as the chairman. If the Representative Director, however, is not available for any reason or does not wish to convene or preside, any Director of the Company may call and preside at the Shareholders Meeting.

9.1.4
Voting    Each Shareholder shall have one (1) vote for each Share he or she owns. The Shareholders may vote in a Shareholders Meeting by written consent, by proxy, or through telephone or audio-visual conferencing facilities in lieu of attending the meeting.

9.1.5
Quorum and Resolution    The Shareholders holding at least two-thirds (2/3) of the total issued and outstanding Shares need to be present in order to establish a quorum for a meeting of the Shareholders. Shareholders attending a Shareholders Meeting by telephone or audio-visual conferencing facilities will be considered "present" for purposes of this provision. The Shareholders Meeting may not resolve matters other than those stated in the notice of the meeting, unless Requisite Shareholder Approval is given. In addition, all actions and resolutions of the Shareholders, which may include but are not limited to the following, shall be adopted by Requisite Shareholder Approval, except where more stringent requirements are provided for under the Korean Law, including the KCC:

  (a)
  alteration or amendment of the Articles of Incorporation;

  (b)
  transfer of the whole or of an important part of the business of the Company;

  (c)
  making, altering, or rescinding a contract for leasing the whole of the business, for giving authority to manage such business, or for sharing with another person all profits and losses in relation to the business or any similar contract;

  (d)
  taking over of the whole business or a significant part of business of any other company;

  (e)
  election or removal of a Director, except in accordance with 9.2.3;

  (f)
  issuance of any New Shares or Performance Bonus Shares;

  (g)
  increase or reduction of paid-in capital, or split of par value of the Shares;

  (h)
  dissolution of the Company;

  (i)
  continuation of the Company after its dissolution;

  (j)
  approval of a merger, spin-off or consolidation;

  (k)
  resolution to approve or vary the dividend policy or declaration of any dividends or similar declaration of surplus, including without limitation, with respect to the distribution of cash, or in-kind dividends to Shareholders and/or management of the Company;

  (l)
  approval of the financial statements of the Company, and any material change in the accounting practices of the Company, whether required by Korean Law or by Korean GAAP;

  (m)
  introduction or material modification of the compensation, allowance, or benefits of the Directors, officers, or employees of the Company; or

  (n)
  any other matters, the adoption of which requires a resolution of a Shareholders Meeting under the KCC or any applicable Korean Law.

  9.1.6
  Proceedings of Shareholders Meeting    All Shareholders Meetings shall be conducted in English. The minutes of the Shareholders Meeting and all notices to and other written communications with the Shareholders shall be prepared in both English and Korean. In the event of any conflict between the English and Korean language versions of such documents, the English language version shall prevail.

9.2
Board of Directors

9.2.1
Authority of Board    The management and control of the Company shall be exercised by the Board which shall be responsible for the determination of the Company's overall policies and objectives in the manner as set forth herein and in the Articles of Incorporation.

9.2.2
Number and Composition    The Parties agree that the number of Directors constituting the entire Board shall be six (6) members, whose tenure shall be three (3) years. Of such six (6) members, three (3) shall be nominated by the K&C Member ("K&C Directors") and three (3), including Dr. Kyung Soon Song, unless he is unable or unwilling to serve as the Representative Director, shall be nominated by LECG ("LECG Directors"). Each Shareholder shall vote its Shares at any Shareholders Meeting, and take all other actions necessary to ensure the election to the Board of, three (3) K&C Directors and three (3) LECG Directors nominated in accordance with this 9.2.2.

  9.2.3
  Replacement of Directors    A Director may be removed from the Board, with or without cause, upon the written request of the person or persons originally designated as, or entitled to designate, such Director pursuant to 9.2.2.

  9.2.4
  Successor    In the event the position of Director of the Company becomes vacant for any reason, including because a Director resigned, became incapable or died, the Shareholders shall elect a successor or replacement nominated by the Shareholder that nominated such Director. Such successor or replacement Director shall be nominated and elected as soon as possible after the date of such vacancy. The Shareholders agree to vote their Shares to elect as Director a person nominated by the Shareholder who nominated the Director whose position is vacant.

  9.2.5
  Board Meetings

  9.2.5.1
  Convocation    A board meeting ("Board Meeting") shall be held at least once in every six (6)-month period, subject to the Articles of Incorporation, except where Korean Law provides otherwise. The reasonable costs of attendance of the Directors as approved by the Board shall be borne and paid by the Company. The Company will make facilities available so that Directors may participate in Board Meetings by means of telephone or audio-visual conferencing or any other means of communication whereby a Director can hear all the other Directors present at such meeting (whether present in person or deemed to be present by virtue of a telephone or any other means of communication) and they can hear such a Director, and such participation shall constitute presence "in person" for purposes of this Agreement.

  9.2.5.2
  Notice    Any Director may call for the Board Meeting by giving notice to all Directors specifying the date, time and place for such meeting. Such notice shall be accompanied by a written agenda specifying the business of such meeting and copies of all papers relevant for such meeting. Not less than seven (7) days notice (or such other period as may be required under applicable Law) shall be given to all Directors; provided, however, that attendance at a Board Meeting shall constitute a waiver of notice of such meeting, except where a Director attends a Board meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. The Board shall not at any meeting adopt any resolution covering any matter that is not specified on the agenda for such meeting without Requisite Director Approval.

  9.2.5.3
  Chairman of the Board Meeting    Any Director of the Company appointed by the other Directors shall preside over the Board Meeting as the chairman of the Board.

  9.2.5.4
  Voting    At any Board Meeting, each Director may exercise one vote. The Directors may vote in a Board Meeting by written consent, by proxy, or through telephone or audio-visual conferencing facilities in lieu of attending the meeting.

  9.2.5.5
  Quorum and Resolution    The Board Meeting shall require a quorum consisting of at least five (5) Directors out of a total of six (6) Directors. In addition, except as expressly provided herein or where more stringent requirements are provided for under Korean Law including the KCC, all actions and resolutions of the Board shall be adopted by the affirmative vote of five (5) out of the six (6) Directors. Notwithstanding the foregoing, the following actions and resolutions will require Requisite Director Approval:

  (a)
  a resolution to approve the election, dismissal or removal of the Representative Director and other officers appointed by the Board;

  (b)
  introduction, or any modification of the regulations of the Company;

  (c)
  a resolution to approve the Annual Business Plan;

  (d)
  a resolution to approve the creation of any mortgage, pledge or charge or other encumbrance or security (other than liens arising by operation of law in the ordinary course of business) upon any part of its present or future property or assets, which was not included in the approved Annual Business Plan;

  (e)
  borrowing money or otherwise incurring indebtedness, liabilities, undertaking or extension of credit or guarantees, or any other primary or contingent obligations, which was not provided for in the approved Annual Business Plan;

  (f)
  amending general fee structure and policies and guidelines thereof relating to the fee for the Services of the Company; or

  (g)
  introduction or material modification of the compensation, allowance, or benefits of the employees of the Company.

  9.2.5.6
  Proceedings of Board Meeting    All Board Meetings shall be conducted in English. The minutes of the Board Meeting and all notices to and other written communications with the Directors shall be prepared in both English and Korean. In the event of any conflict between the English and Korean language versions of such documents, the English language version shall prevail.

9.3
Representative Director

9.3.1
Authority of Representative Director    The Board shall authorize the Representative Director to represent the Company and to conduct and perform day-to-day business affairs of the Company; provided that, without the approval of the Board or the Requisite Shareholder Approval, as appropriate, the Representative Director may not take any of the actions which are expressly reserved for decision by the Board or the Shareholders.

9.3.2
Nomination of Representative Director    The Board, acting with Requisite Director Approval, shall appoint the Representative Director of the Company, whose tenure shall be three (3) years. The Representative Director initially shall be Dr. Kyung Soon Song.

9.4
Officers    The Company shall have a President, which shall initially be the Representative Director, and such other officers as the Board shall from time to time appoint as necessary or appropriate.

9.5
Compensation of Officers and Employees

9.5.1
Compensation to Full-time Officers    Only Officers serving in a full-time management capacity will be compensated; provided, however, that Officers not serving in a full-time management capacity may be reimbursed for such travel and other expenses as may reasonably be incurred by them in the performance of their duties on behalf of the Company.

9.5.2
Yearly Review    Remuneration, salaries, bonuses, and other benefits of the Officers serving in a full-time management capacity and employees of the Company shall be reviewed and, if appropriate, adjusted annually by the Board, acting with Requisite Director Approval, and in consultation with the Shareholders and in consideration of the general practice in Korea.

ARTICLE 10
AGREEMENTS ON FISCAL MATTERS

10.1
Financial Records.    Each Shareholder and its authorized representatives shall have the right during normal business hours to inspect the Company's books and accounting records, to make extracts and copies therefrom at its own expense and to have full access to all of the Company's property and assets.

10.2
Books and Records.    The Company shall keep proper, complete, and accurate books, and records of account in Korean Won in accordance with Korean GAAP and shall have its accounts audited annually by the accountants of the Company appointed by the Board.

10.3
Reports.    The Company shall provide to each Shareholder (i) within three (3) months after the end of each Financial Year, the annual audited financial statements of the Company for such Financial Year, (ii) within sixty (60) days after the end of each semi-annual period, an un-audited financial review report of the Company for such semi-annual period, (iii) within thirty (30) days after the end of each quarterly period, management accounts of the Company for such quarter and the portion of the Financial Year through the end of such quarter, including a balance sheet and statements of income and cash flows for such quarter, setting forth a comparison with the Company's operating budget and an explanation of material differences between actual results and the budgeted amounts, if any, and (iv) such other reports as the Board may determine. In addition, the Company shall furnish to the Shareholders and their auditors such financial and other information relating to the Company's business operations, financial status or other information as any of them may reasonably require.

10.4
Distributions.    Dividend distributions to Shareholders may be made by the Company only once in a year from funds available for distribution in proportion to the respective ownership interests of the Shareholders, provided that the rolling forecast cash flow unanimously approved by the Board shows sufficient funds to manage the Company. Any change in the Company's policy regarding distributions to Shareholders shall require the unanimous approval of the Board.

10.5
Bank Accounts.    The Parties shall cause a bank account or bank accounts to be opened and maintained in the name of the Company with such bank or banks as may be determined by LECG. All payments to or by the Company shall be paid into or withdrawn from such account or accounts.

10.6
Anti-Corruption Practices.    Each of the Parties hereto, the Company, and each of their respective shareholders, agents, representatives, employees, subsidiaries and Affiliates shall at all times comply with the terms and provisions of the Korean Anti-Corruption Act and the U.S. Foreign Corrupt Practices Act in effect from time to time which generally prohibits companies and their intermediaries from making improper payments to officials or foreign officials for the purpose of directing, obtaining or keeping business.

ARTICLE 11
EFFECTIVE DATE

This Agreement shall become effective on the date of the execution by the duly authorized representatives of the Parties ("Effective Date").

ARTICLE 12
TERM OF JOINT VENTURE AND TERMINATION OF THIS AGREEMENT

12.1
Duration of Joint Venture    The joint venture between the Shareholders contemplated by this Agreement shall commence on the Effective Date and shall remain in existence and this Agreement shall remain in effect until the earlier of:

(a)
when this Agreement is terminated pursuant to Article 12.2 of this Agreement;

(b)
when the dissolution and liquidation of the Company is completed;

(c)
when all of the issued Shares of the Company are owned by one of the Shareholders; or

(d)
such other date as may be agreed upon by LECG and the K&C Member;

12.2
Default Termination.

12.2.1
Termination vis-à-vis Defaulting Shareholder    Any non-defaulting Shareholder ("Terminating Party") shall have the right to terminate this Agreement, by giving notice in writing specifying in reasonable detail the nature of any of the following events of default to the Defaulting Party and the Company:

(a)
if any is in default or in breach of any of its material obligations under this Agreement ("Defaulting Party"); provided, however, that, if such breach is capable of being cured, then the Defaulting Party shall be entitled to, in good faith, take action to cure such default or breach and, provided that the Defaulting Party cures such default or breach, then this Agreement may not be terminated, so long as such cure is fully completed within sixty (60) days after the Terminating Party provides the Defaulting Party notice of such default or breach, or within such longer period of time as may be reasonably required to complete a cure commenced by the Defaulting Party within such sixty (60) day period and which cure is being diligently pursued by the Defaulting Party;

(b)
if the Defaulting Party is obligated by governmental or court order, decree, judgment, action or agreement to sell or transfer all or significant part of its assets, the result of which would effectively prevent it from performing its obligations under this Agreement; or

(c)
if the Defaulting Party is the subject of a petition, proceeding or case seeking its bankruptcy, insolvency, reorganization, liquidation, dissolution or winding-up, or readjustment of its debts, or seeking the appointment of a receiver, trustee or the like of itself or its assets, or otherwise seeking relief from its creditors and, in the case of an involuntary petition, proceeding or case, such petition, proceeding or case continues un-dismissed for, or an order approving or ordering any of the foregoing is entered and is not stayed within a ninety (90) day period.

12.2.2
Effective Time of Default Termination    The Parties agree that any termination of this Agreement under this Article 12.2 shall take effect concurrently with completion of the closing of the definite transaction set forth in each Article 12.2.3, 12.2.4, or 12.2.5 below, as the case may be.

12.2.3
LECG's Call Option As The Terminating Party    Upon the occurrence of any Event of Default where any individual Shareholder comprising the K&C Member is the Defaulting Party, LECG shall have the right ("Call Option") to require each and every individual Shareholder comprising the K&C Member to sell all, or some lesser number, of the Shares owned by each of the individual Shareholders comprising the K&C Member ("Call Shares") pursuant to the following terms and conditions:

12.2.3.1
Call Consideration    The price for the Default Call Shares ("Call Consideration") shall be equal to the pro rata amount of the Shareholders' equity indicated in the balance sheet of the Company as of the ened of the quarter immediately preceding the Call Notice being given.

12.2.3.2
Call Notice    LECG, at its discretion, may, within thirty (30) days following the determination of the Call Consideration, give notice ("Call Notice") to the K&C Member and the Company of its exercise of the Call Option, setting forth (i) the number and class of the Call Shares and (ii) the Call Consideration.

12.2.3.3
Formation of Contract for Sale and Purchase    Contracts for sale and purchase of the Call Shares shall be deemed to have been entered into by and between each individual Shareholder comprising the K&C Member, as seller, and LECG, as buyer, on the date the Call Notice is given.

    12.2.3.4
    Closing of Contract for Sale and Purchase    The closing of the sale and purchase of the Call Shares pursuant to this Article 12.2.3 shall take place on the thirtieth (30th) business day from the date of the Call Notice was given. At the closing, the individual Shareholders comprising the K&C Member shall transfer to LECG the Call Shares. Concurrently therewith and in exchange therefor, LECG shall pay to such individual Shareholders the Call Consideration.

    12.2.3.5
    Default by Performance Bonus Holders

  (a)
  Upon the occurrence of any Event of Default where any of the performance bonus holders (or their Affiliates) is the Defaulting Party, either LECG or the K&C Member shall have the Call Option to require such defaulting performance bonus holder to sell all, but not less than all, of its Call shares pursuant to the same terms and conditions set forth in Articles 12.2.3.1, 12.2.3.2, 12.2.3.3 and 12.2.3.4. Exercise of the Call Option shall be made by written notice sent by content-certified registered mail.

  (b)
  In the event that either LECG or the K&C Member decides not to exercise its Call Option to purchase the Call Shares of such defaulting performance bonus holder, the party that elects to exercise its Call Option may purchase all, but not less than all, of the Call Shares of the performance bonus holder.

  (c)
  In the event both LECG and the K&C Member wish to exercise their Call Option to purchase the Call Shares of such defaulting performance bonus holder, they shall have the right to exercise their Call Option to purchase all, but not less than all, of the Call shares of the performance bonus holder in accordance with their respective shareholding ratio.

  (d)
  In no event shall the performance bonus holders have either the Call Option or the Put Option in case of breach by either LECG, the K&C Member, or any of the other performance bonus holders. In addition, the performance bonus holders shall be precluded from exercising any of the termination rights, including the right to terminate this Agreement, set forth in Article 12.

  12.2.4
  The K&C Member's Put Option As The Terminating Party    Upon the occurrence of any Event of Default where LECG or its Affiliates is the Defaulting Party, the K&C Member shall have the right ("Put Option") to require LECG to purchase all of the Shares then owned by the individual Shareholders comprising the K&C Member ("Put Shares") pursuant to the following terms and conditions:

  12.2.4.1
  Put Consideration    The price for the Default Put Shares ("Put Consideration") shall be equal to the pro rata amount of the Shareholders' equity indicated in the balance sheet of the Company as of the end of the quarter immediately preceding the Put Notice being given.

  12.2.4.2
  Put Notice    The K&C Member, at its discretion, may, within thirty (30) days following the determination of the Put Consideration, give notice ("Put Notice") to LECG and the Company of its exercise of the Put Option, setting forth (i) the number and class of the Put Shares and (ii) the Put Consideration.

  12.2.4.3
  Formation of Contract for Sale and Purchase    A contract for sale and purchase of the Put Shares shall be deemed to have been entered into by and between the K&C Member, as seller, and LECG, as buyer, on the date the Put Notice is given.

  12.2.4.4
  Closing of Contract for Sale and Purchase    The closing of the sale and purchase of the Put Shares pursuant to this Article 12.2.4 shall take place on the thirtieth (30th) business day of the Put Notice was given. At the closing, the K&C Member shall transfer to

      LECG its Put Shares. Concurrently therewith and in exchange therefor, LECG shall pay to the K&C Member the Put Consideration.

12.3
Termination by Mutual Agreement

12.3.1
Negotiation in Good Faith    In the event of termination of this Agreement pursuant to Article 12.1(d) above, LECG and the K&C Member shall commence in good faith to negotiate the terms and conditions of the purchase by LECG of all of the Shares held by the K&C Member ("K&C Shares").

12.3.2
Consideration of the K&C Share    The price for the K&C Shares shall be the aggregate original purchase price for the K&C Shares.

12.3.3
Preservation of Goodwill    The Shareholders agree that while negotiations for sale of the K&C Shares between LECG and the K&C Member are pending or ongoing, they shall at all times act in good faith and will do all such acts of things as may be reasonably necessary to preserve the business or goodwill of the Company.

ARTICLE 13
DEADLOCK

13.1
Deadlock Notice    If a Deadlock occurs, the Proposing Party (either LECG or the K&C Member) shall be entitled to give notice in writing of such Deadlock ("Deadlock Notice") to the other Party. The Deadlock Notice shall specify in reasonable detail the nature of the issue giving rise thereto. Within fifteen (15) days after the receipt by the other Party of the Deadlock Notice, LECG and the K&C Member shall meet to amicably resolve such Deadlock.

13.2
Mediation    If, after good faith discussions, the Deadlock is not resolved within thirty (30) days (or such longer period as LECG and the K&C Member may agree) from the date the Deadlock Notice is given, the procedures set forth below shall apply:

13.2.1
Notice    The Proposing Party may refer the dispute, controversy, or claim to a mediator (the "Mediator"), by written notice to the other Party who shall have ten (10) days to accept or reject the Mediator selected by the Proposing Party. If the non-Proposing Party timely objects to the Mediator, then within ten (10) days of such objection, the Proposing Party shall nominate a mediator appointer and notify the other Party of its selection. Within ten (10) days of such notice, the other Party shall nominate a second mediator appointer. The two mediator appointers so chosen shall appoint a single mediator to serve as the Mediator within ten (10) days of the appointment of the second mediator appointer.

13.2.2
[Reserved]

13.2.3
Statement of Deadlock    Within ten (10) days following the appointment of the Mediator, the Proposing Party shall submit to the Mediator and to the other Party the following written statements of Deadlock ("Statement of Deadlock") in English:

(a)
a description of the Deadlock;

(b)
a statement of that Party's position; and

(c)
copies of relevant documentary evidence in support.

13.2.4
[Reserved]

  13.2.5
  Statement of Reply    Within thirty (30) days of receipt of the Statement of Deadlock, the other Party shall submit the following written statement of reply ("Statement of Reply") to the Proposing Party and the Mediator in English:

  (a)
  a description of the Deadlock;

  (b)
  a statement of that Party's position; and

  (c)
  copies of relevant documentary evidence in support.

  13.2.6
  Further Evidence    The Mediator may call for such further documentary evidence and/or interview such Persons as he/she deems necessary in order to reach his/her decision.

  13.2.7
  Decision    The Mediator shall reach a decision and give notice to the Party of his/her decision within twenty (20) days of receipt of the Statement of Reply. The decision of the Mediator shall be binding unless either Party issues a notice of intention within ten (10) days of the decision to refer the matter to arbitration.

  13.2.8
  Costs    The costs of engaging the Mediator shall be borne equally by LECG and the K&C Member and each Party shall bear its own legal fees and costs of preparing the materials for and making presentations to the Mediator.

  13.2.9
  Rights to Deadlock Resolution Procedures    Only LECG and the K&C Member have rights under this Article 13.

ARTICLE 14
GOVERNING LAW AND DISPUTE RESOLUTION

14.1
Governing Law.    The validity, performance, construction, and effect of this Agreement shall be governed by the substantive Law of Korea.

14.2
Arbitration

14.2.1
Proceedings of Arbitration    Any dispute, claim, or Deadlock (which is not resolved under Article 13) arising out of or in connection with or relating to this Agreement, or the breach, termination or invalidity hereof, shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "Rules") as are in force at the time of any such arbitration and as may be amended by the rest of this Article 14.2. For the purpose of such arbitration, there shall be no more than one (1) arbitrator appointed in accordance with the Rules (the "Arbitrator"). The place of arbitration shall be Seoul, Korea. All arbitration proceedings shall be conducted in the English language. The arbitrator shall decide any such dispute, claim, or Deadlock strictly in accordance with the governing law specified in Article 14.1 above. Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

14.2.2
Cooperation    Each party shall cooperate in good faith to expedite, to the maximum extent practicable, the conduct of any arbitral proceedings commenced under this Agreement.

14.2.3
Costs and Legal Fees    The costs and expenses of the arbitration, including, without limitation, the fees of the Arbitrator, shall be borne equally by each Party to the dispute, claim, or Deadlock and each Party shall pay its own expenses and the fees, disbursements, and other charges of its counsel.

14.2.4
Enforcement of Award    Any award made by the Arbitrator shall be final and binding on the Parties hereto. The Parties expressly agree to waive the applicability of any Laws that would otherwise give the right to appeal the decisions of the Arbitrator so that there shall be no appeal to any court of Law for the award of the Arbitrator, and a Party shall not challenge or resist the enforcement action taken by another Party in whose favor the award of the Arbitrator was given as the grounds of invalidity or unenforceability of the arbitral award.

ARTICLE 15
MISCELLANEOUS AGREEMENTS

15.1
Confidentiality.

15.1.1
General Obligation.    Each Party undertakes that it shall not reveal, and shall cause its directors, officers, managers, partners, members, representatives, agents, advisors, and employees not to reveal, to any third party any information acquired by it or them in connection with this Agreement or confidential or proprietary information concerning the organization, business, technology, finance, transactions or affairs of the Company or any other Party hereto without the prior written consent of the other Parties.

15.1.2
Exceptions.    The provisions of this Article 15.1 shall not apply to:

(a)
information that is publicly available (except by virtue of a breach of this Agreement);

(b)
a disclosure, after giving prior notice to the other Party to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, to the extent required under the rules of any stock exchange or by applicable Law, or judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement; or

(c)
a disclosure by the Company reasonably necessary in the ordinary course of business or otherwise in connection with transactions or proposed transactions of the Company.

15.1.3
Disclosure to Third Parties.    Upon any Shareholder entering into negotiations with any Person with a view to transferring any Shares to such Person, information in respect of the Company that is reasonably necessary to permit such Person to evaluate the business of the Company may be provided to such Person, provided that such Person has executed a binding confidentiality letter in a form approved by the Board; provided, that if such Person is involved in a business in competition with that of the Company, the Board may prohibit the disclosure of such confidential information as the Board may determine.

15.1.4
Publicity.    No statements to the press about this Agreement or the Company shall be made by any Party without prior approval of the Board; provided, however, that the Board hereby preapproves all ordinary advertising and marketing which may be conducted with respect to the Company consistent with LECG's general advertising and marketing practices. Except as required by Law or by any Governmental Body, no press release or public announcement concerning the relationship or involvement of the Parties shall be made by any Party without advance approval thereof by the other Party; provided that no disclosure of a Party's identity may be made without the prior approval of such Party.

15.2
Force Majeure    The failure or delay by any Party to perform any obligation under this Agreement solely by reason of acts of God, acts of government, riots, wars, embargoes, strikes, lockouts, accidents in transportation, port congestion or other causes beyond its control ("Force Majeure") shall not be deemed to be a breach of this Agreement; provided, however, that the Party so prevented from complying herewith shall not have caused such Force Majeure, shall have used reasonable diligence to avoid such Force Majeure and ameliorate its effects, and shall continue to take all actions within its power to comply as fully as possible with the terms of this Agreement. Except where the nature of the event shall prevent it doing so, the Party suffering such Force

  Majeure shall notify the other Party in writing within fourteen (14) days after the occurrence of such Force Majeure and shall in every instance, to the extent reasonable and lawful under the circumstances, use its best efforts to remove or remedy such cause with all reasonable dispatch.

15.3
Notices    All notices to be given or delivered to a Party under this Agreement shall be in writing and shall be deemed to have been given or delivered when: (i) delivered by hand; (ii) if sent by facsimile, on the next business day of the recipient (with receipt confirmed) provided that a copy which is mailed by registered mail, return receipt requested, postage prepaid; or (iii) when received by the addressee, if sent by courier service (return receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a Party may designate as to itself by notice to the other Party hereto):

  If to LECG:

  Address: LECG, LLC., 2000 Powell Street, Suite 600, Emeryville, CA 94608, U.S.A.
  Fax Number: (510) 653-6213
  Attention: Chairman

  With a copy to:

  Marvin A. Tenenbaum, General Counsel
  Address: LECG, LLC, 33 West Monroe Street, Suite 1850, Chicago, IL
  60603, U.S.A.
  Fax Number: (312) 267-8206

  If to the K&C Member:

  Address: Kim & Chang, Seyang Building, 223 Naeja-Dong, Chongro-Ku, Seoul, Korea
  Fax Number: 82-2-727-9091~3
  Attention: Hong-Choo Hyun, Kye-Sung Chung, Chun-Wook Hyun

  If to the Company:

  Address: LECG Korea, LLC., POSCO Center Building, 11th Floor, 892 Daechi4-Dong, Kangnam-Gu, Seoul, Korea 135-777
  Fax Number: 82-2-559-0701
  Attention: Dr. Kyung Soon Song

Any Party may, by notice to the other Parties, designate another address or person for receipt of notices hereunder.

15.4
Expenses and Costs.    Each Party shall bear all of its respective fees and expenses incurred in connection with the preparation, execution, obtaining Government Approval, and performance of this Agreement and the Share Subscription Agreement and the transactions contemplated hereby and thereby, including, without limitation, all fees and expenses of agents, representatives, counsel, and accountants.

15.5
Entire Agreement.    This Agreement, together with the Share Subscription Agreement, supersede all previous representations, understandings, or agreements, oral or written, among the Parties with respect to the subject matter hereof, and the agreements and documents contemplated hereby contain the entire understanding of the Parties as to the terms and conditions of their relationship.

15.6
Severability.    Each Article, Section, and Subsection of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall be determined finally to be unlawful, all such provisions shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect, and in substitution for any provision held unlawful, there shall be substituted a provision of similar import reflecting the original intent of the parties hereto to the extent permissible under the Law.

15.7
Amendment and Waiver.    This Agreement may not be amended, modified, or supplemented without the written consent of all of the Parties hereto. Any failure by a Party hereto to comply with any obligation, agreement, or condition herein may be expressly waived in writing by each of the other Parties hereto, neither any such waiver or failure to insist upon strict compliance with such obligation, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any such subsequent or other failure.

15.8
Assignment.    This Agreement and each and every covenant, terms, and conditions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, devisees and successors, but except as set forth herein, neither this Agreement nor any rights hereunder shall be assignable directly or indirectly by any Party hereto without the prior written consent of the other Parties, which consent may be given or withheld in the other Parties' sole discretion. Such consent shall not be given before or unless an assign or transferee agree to succeed to the rights of a Party hereto and to become a party to this Agreement to the same extent as such Person's assignor or transferor.

15.9
Variations in Pronouns.    All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent person or persons or entity or entities may require.

15.10
Headings.    The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.

15.11
Counterparts; Language.    This Agreement may be executed in three counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement is written in the English language, and the English language text of the Agreement shall prevail over any translation thereof.

15.12
Survival.    The provisions contained in Articles 1, 11, 12, 13, 14, and 15 shall survive any termination of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties on the date first written above.

"LECG"
LECG, LLC
By:	/s/ GARY S. YELLIN
Name: Gary S. Yellin
Title:
"COMPANY"
LECG Korea, LLC
By:	/s/ KYUNG SOON SONG
Name: Kyung Soon Song
Title: Representative Director & President
"K&C Shareholders"
By:	/s/ HONG-CHOO HYUN
Name: Hong-Choo Hyun
By:	/s/ KYE-SUNG CHUNG
Name: Kye-Sung Chung
By:	/s/ CHUN-WOOK HYUN
Name: Chun-Wook Hyun

Exhibit I

List of Individual K&C Purchasers

1.
Hong-Choo Hyun

2.
Kye-Sung Chung

3.
Chun-Wook Hyun

Exhibit II

Representative Director Service Agreement

Exhibit III

Share Subscription Agreement

QuickLinks

JOINT VENTURE AGREEMENT